VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1

Payment Date Statement: August 20, 2007

a.	Aggregate Amount of Collections	$685,133,600.55
	Aggregate Amount of Non-Principal Collections	$7,241,319.90
	Aggregate Amount of Principal Collections	$677,892,280.65
	Receivable (Pool) Balance	$1,103,843,840.71
	Residual Participation Amount	$253,843,840.71
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	77.00%
	Principal Allocation Percentage	77.00%

c.	Total Amount Distributed on Series 2005-1	$3,908,583.33
	Per $1,000 Original Principal ($850M)	$4.60

d.	Amount of Such Distribution Allocable to Principal on 2005-1	$0.00
	Per $1,000 Original Principal ($850M)	$0.00

e.	Amount of Such Distribution Allocable to Interest on 2005-1	$3,908,583.33

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00

i.	Monthly Servicing Fee	$708,333.33
	Noteholder Monthly Servicing Fee	$708,333.33

j.	Controlled Deposit Amount	$0.00

k.	Series 2005-1 Invested Amount at end of period (Gross)	$850,000,000.00
	Outstanding Principal Balance	$850,000,000.00

l.	Available Subordinated Amount	$113,504,361.69

m.	Reserve Account Balance	$2,975,000.00

n.	Reallocated Principal Collections	$0.00

o.	Principal Funding Account Balance	$0.00

p.	Servicer Advance	$0.00

q.	Per Annum Interest Rate	5.34%

r.	Accumulated Interest Shortfall	$0.00
	Change in Interest Shortfall from Preceding Payment Date	$0.00

s.	Accumulated Principal Shortfall	$0.00
	Change in Principal Shortfall from Preceding Payment Date	$0.00

VW CREDIT, INC. — SERVICER 16-Aug-07	Page 1
VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1
Monthly Servicer Report Input and Summary Page
TRANSACTION SUMMARY

	From	To	Days
Current Interest Period	7/20/2007	8/19/2007	31

Series Allocation Percentage	100.00%
Initial Principal Balance	$850,000,000.00
Outstanding Principal Balance	$850,000,000.00
Principal Balance of Receivables for Determination Date	$1,045,674,246.78
Amount Invested in Receivables on Series Issuance Date	$850,000,000.00
Initial Invested Amount	$850,000,000.00
Invested Amount at the Beginning of Period	$850,000,000.00
Series 2005-1 Invested Amount at End of Period (Gross)	$850,000,000.00
Required Subordinated Amount	$113,504,361.69
Excess Funding Account	$0.00
Series 2005-1 Invested Amount at End of Period (net of EFA)	$850,000,000.00
Available Subordinated Amount (previous period)	$115,913,756.84
Incremental Subordinated Amount (previous period)	$2,740,952.31

RESERVE ACCOUNT
Reserve Account Initial Deposit	$2,975,000.00
Reserve Account Required Amount	$2,975,000.00
Reserve Account Beginning Balance	$2,975,000.00

Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$2,975,000.00
Reserve Account Deposit Amount	$0.00

LIBOR Rate (annualized)	5.3200%
Certificate Coupon (annualized)	5.3400%
Prime Rate (annualized)	8.2500%
Servicing Fee Rate (annualized)	1.0000%
Excess Spread	1.5446%

TRUST PRINCIPAL RECEIVABLES
Receivable Balance at the Beginning of Period	$1,075,511,857.42
Receivable Balance at the Ending of Period	$1,103,843,840.71
Average Aggregate Principal Balance	$1,089,677,849.07
Aggregate Principal Collections	$677,892,280.65
New Principal Receivables	$564,745,945.50
Receivables Added for Additional Accounts	$141,478,318.44
Receivables Removed	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00

MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.3654%
Weighted Average Interest Rate	7.8846%
Previously waived Monthly Servicing Fee	$0.00

SERVICER ADVANCE
Available Funds, prior to Servicer Advances	$5,611,199.89
Less: Prior Advance Reimbursement	$0.00
Less: Servicing Fees Paid	$(708,333.33)
Less: Interest Paid to Noteholders	$(3,908,583.33)
Equals: Remaining Available Funds before Servicer Advance	$994,283.22
Monthly Loan Payments Due on Included Units but not received	N/A
Servicer Advance	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)	0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$133,560,169.00
Used Vehicle Percentage	12.100%
Used Vehicle Percentage During Last Collection Period	11.269%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$33,567,301.00
Largest Dealer Percentage	3.041%

Aggregate Principal Amount of Dealer overconcentration	$379,980.96

SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$685,133,600.55
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$7,241,319.90
Investment Proceeds	$35,119.57
Aggregate Amount of Principal Collections	$677,892,280.65

PAYMENT RATE INFORMATION
Monthly Payment Rate	62.21%
Previous Collection Period Monthly Payment Rate	52.05%
Monthly Payment Rate 2 collection periods ago	54.92%
3-month Average Payment Rate	56.39%
Early Amortization Event?	NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	April 19, 2008
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	4
First Accumulation Date	April 20, 2008
Expected Final Payment Date	July 20, 2008
Required Participation Percentage	107.50%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumulation Amount	$0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2005-1
Noteholders
1. Prior Servicing Advance Reimbursement	$0.00
2. Monthly Noteholder Interest Distribution	$3,908,583.33
3. Noteholder Monthly Servicing Fee Distribution	$708,333.33
4. Reserve Account Deposit Amount Distribution	$0.00
5. Noteholder Default Amount Distribution	$0.00
6A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
6B. Reinstate reductions in Series 2005-1 Available Subord. Amount	$0.00
7. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$994,283.22

DEFICIENCY AMOUNT
Deficiency Amount	$0.00
Required Subordinated Draw Amount	$0.00

EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00